Exhibit 10.3

LOCK-UP AGREEMENT

This Lock-up Agreement (this “Agreement”) is dated as of [●] by and among Calisa Acquisition Corp, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), and each of the undersigned shareholders (each a “Holder” and collectively the “Holders”) who are shareholders of the Company or Goodvision AI Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Goodvision”). The Company and the Holders are collectively referred to herein as the “Parties.”

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement, dated as of March 6, 2026, by and among the Company, Calisa Merger Sub, an exempted company incorporated in the Cayman Islands with limited liability (“Merger Sub”), and Goodvision (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”).

BACKGROUND

WHEREAS, pursuant to the Business Combination Agreement, among other things, on the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving company in the Merger;

WHEREAS, each Holder will beneficially own ordinary shares, par value $0.000075 per share, of the Company (“Ordinary Shares”) upon the Closing; and

WHEREAS, as a condition of, and as a material inducement for, the Company and Goodvision to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Holders have agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) Each Holder hereby agrees that it will not Transfer any Lock-Up Shares from the period commencing on the Closing Date and ending on the date that is six (6) months after the Closing Date, or earlier, if, subsequent to the Merger, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property (such period, the “Lock-Up Term”). Each Holder hereby further agrees that it will not engage in any Short Sales (as defined below) with respect to any security of the Company during the Lock-Up Term.

(b) Notwithstanding the foregoing restrictions on Transfer set forth herein, each Holder may Transfer the Lock-Up Shares (a) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (b) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (c) in the case of an individual, pursuant to a qualified domestic relations order; (d) in the case of an entity, by virtue of the laws of jurisdiction of formation of such entity or the organizational documents of such entity upon dissolution of such entity; or (e) in the event of the completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of such transaction; provided, however, that in each case (except for clause (e) or with the Company’s consent) the Transferees must enter into a written agreement agreeing to be bound by these Transfer restrictions.

(c) Each of the Holders acknowledges and agrees that any purported Transfer of Lock-Up Shares in violation of this Agreement shall be null and void ab initio, and the Company shall not be required to register any such purported Transfer.

(d) Each of the Holders agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the Transfer of the Lock-Up Shares except in compliance with the foregoing restrictions and to the addition of a legend to such Holder’s Lock-Up Shares describing the foregoing restrictions.

(e) For the purposes of this agreement, the following terms shall have the meanings set forth below:

(i) “Lock-Up Shares” means any Ordinary Shares comprising (i) the SPAC Founder Shares, (ii) the aggregate Per Share Merger Consideration, or (iii) the Earnout Shares, or any interest therein.

(ii) “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(iii) “Transfer” means the voluntarily or involuntarily, transfer, sale, pledge or hypothecation or other disposition of any security (whether by operation of law or otherwise), or the entry into any contract, option, or other arrangement or understanding with respect to the foregoing, including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position with respect to, within the meaning of Section 16 of the Exchange Act, any security or (b) the entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

2. Representations and Warranties. Each of the Parties, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other Parties that (a) such Party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such Party and is the binding and enforceable obligation of such Party, enforceable against such Party in accordance with the terms of this Agreement (assuming that this Agreement constitutes a legal, valid and binding obligation of the other Parties) and (c) the execution, delivery and performance of such Party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such Party is a party or to which the assets or securities of such Party are bound.

3. Beneficial Ownership. Each Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any Ordinary Shares, or any economic interest in or derivative of the Ordinary Shares, other than those securities specified on such Holder’s signature page hereto. For purposes of this Agreement, without limiting the definition of Lock-Up Shares, the Ordinary Shares beneficially owned by the Holder constitute Lock-Up Shares to the extent specified on such Holder’s signature page hereto.

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the Parties agree that no fee, payment or additional consideration in any form has been or will be paid to any Holder in connection with this Agreement.

5. Termination of the Business Combination Agreement. This Agreement shall be binding upon each Holder upon such Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the Parties shall not have any rights or obligations hereunder.

6. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflict with a provision in the Business Combination Agreement, the terms of this Agreement shall control.

7. Miscellaneous. The “Miscellaneous” provisions set forth in Article 9 of the Business Combination Agreement (other than Sections 9.5, 9.7, 9.11, 9.17, 9.18 and 9.19) are hereby incorporated and made part hereof, mutatis mutandis; provided, however, that notice to any Holder should be made using the applicable address next to their name as set forth on such Holder’s signature page hereto.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be effective as of the date first written above.

COMPANY:

CALISA ACQUISITION CORP

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have caused this Agreement to be effective as of the date first written above.

HOLDER:	Lock-Up Shares:

Holder Name	Founder Shares

Signature	Aggregate Per Share Consideration

Signatory Name (if an entity)	Earnout Shares

Other Ordinary Shares:

Signatory Title (if an entity)

Address for Notice:	Company Ordinary Shares

Street	Company Rights

City, State & Zip Code

Attention

E-mail Address